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                                                                   EXHIBIT 10.07


                             STOCKHOLDERS AGREEMENT



                               CTB HOLDINGS, INC.


                  STOCKHOLDERS AGREEMENT dated as of January 4, 1996 by and among the persons who become Individual Stockholders (as defined below) and execute this Agreement and CTB Holdings, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Individual Stockholders desire to become owners of certain shares of the Common Stock, par value $.01 per share ("Common Stock"), and/or Preferred Stock, par value $.01 per share ("Preferred Stock"), of the Company; and

                  WHEREAS, ASCP (as defined herein) and certain of the Individual Stockholders have agreed to contribute to the capital of the Company prior to the closing under the Stock Purchase Agreement (the "Closing") an aggregate of $20,077,025.60 in exchange for shares of Common Stock and shares of Preferred Stock as set forth on Annex I hereto (such contribution, the "Cash Investment"); and

                  WHEREAS, certain of the Individual Stockholders also have agreed to contribute to the capital of the Company simultaneously with the Cash Investment and prior to the Closing an aggregate of 5,648.39 shares of common stock of CTB, Inc. ("CTB Stock") in exchange for shares of Common Stock and shares of Preferred Stock as set forth on Annex I hereto (such stock, collectively, the "Parent Investment Stock"); and

                  WHEREAS, in addition, the Company will grant to certain of the Individual Stockholders at the Closing options to purchase Common Stock at an exercise price of $10 per share of Common Stock ("Options");

                  WHEREAS, the Individual Stockholders and the Company wish to agree upon certain matters with respect to the shares of Common Stock and Preferred Stock and the Options that may be owned from time to time by the Individual Stockholders;

                  NOW, THEREFORE, it is agreed by and among the parties as follows:
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                                    ARTICLE 1

                                   Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate", when used with reference to any Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Affiliates" of ASCP shall not include corporations conducting an active trade or business or their parent corporations.

                  "Approved Sale" shall have the meaning specified in
Section 4.1 hereof.

                  "ASCP" shall mean (i) American Securities Capital Partners, L.P., a Delaware limited partnership and/or (ii) any other general or limited partnership, corporation or limited liability company having as a general partner or controlling equity holder (whether directly or indirectly) a Person who is a general or limited partner of American Securities Capital Partners, L.P. or an Affiliate of any such Person.

                  "Authorization Date" shall have the meaning specified in Section 3.5 hereof.

                  "Available Shares" shall have the meaning specified in
Section 5.1 hereof.

                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Cause" shall mean action by an Individual Stockholder that constitutes misconduct, dishonesty, the failure to comply with specific directions of the Board of Directors or any senior executive officer of the Company (after having been given a reasonably detailed written notice of, and a period of 20 days to cure, such misconduct or failure), a deliberate and premeditated act against the Company or its Affiliates or the commission of a felony. Any voluntary termination of employment by an Individual Stockholder in anticipation of an involuntary termination of such Individual Stockholder's employment for Cause shall be deemed to be a termination for Cause.

                  "Commission" shall have the meaning specified in
Section 6.1.
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                  "Fair Value Per Share" shall mean, with respect to any Stock, as of any date of determination, the fair value of one share of such Stock, determined as provided herein (without regard in respect of such determination for any discount for the fact that such share is held by a minority stockholder of the Company but taking account of the fact that there is no public market for such Stock nor ability to create a liquidity event through a merger, sale of stock or assets or an initial public offering of the Company). At any time that the Fair Value Per Share of any Stock shall be required to be determined hereunder, the Board of Directors shall make a good faith determination (the "Board's Determination") of the fair value of one share of such Stock and shall provide to the Individual Stockholder with respect to whose Stock such determination is being made a written notice thereof, which notice shall set forth such supporting data in respect of such determination as the Board of Directors feels appropriate under the circumstances (the "Determination Notice"). Such Individual Stockholder shall have twenty (20) days following receipt of the Determination Notice within which to deliver to the Company a written notice (the "Objection Notice") of his or her objection, if any, to the Board's Determination, which Objection Notice shall set forth such Individual Stockholder's good faith determination (the "Stockholder's Determination") of the fair value of a share of such Stock. The failure of such Individual Stockholder to deliver the Objection Notice within such 20 day period shall constitute such Individual Stockholder's acceptance of the Board's Determination as conclusive. In the event of the timely delivery of an Objection Notice, the Company and the Individual Stockholder shall attempt diligently and in good faith to arrive at an agreement with respect to the Fair Value Per Share of the Stock in question. If the Company and such Individual Stockholder are unable to reach an agreement within 30 days after such Individual Stockholder delivers the Objection Notice, the Fair Value Per Share shall be determined by a nationally recognized accounting or other valuation firm (the "Valuer") reasonably acceptable to the Company and such Individual Stockholder. The Company and such Individual Stockholder will cooperate with each other in good faith to select such Valuer. The Valuer shall determine the Fair Value Per Share and the Valuer's decision will be furnished to the Company and such Individual Stockholder in writing and shall be conclusive and binding upon the Company (for purposes of such Individual Stockholder only) and upon such Individual Stockholder. The fees and expenses of the Valuer shall be paid by the non-prevailing party (i.e. the party whose submission of the Fair Value Per Share is furthest from the Valuer's determination).

                  "Individual Shares" shall mean all shares of Stock issued to, or held by, any Individual Stockholder, including, without limitation, all shares of Common Stock and/or Preferred Stock purchased by an Individual Stockholder for cash or issued upon conversion of convertible securities, upon exercise of stock options, by way of a stock dividend or stock split or in
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connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock or Preferred Stock. Individual Shares will continue to be Individual Shares in the hands of any transferee other than the Company or ASCP (or any partner therein).

                  "Individual Stockholders" shall mean (i) any individuals who are or become holders of shares of Stock and who execute this Agreement and (ii) any transferees of Individual Shares from any such Individual Stockholder (other than the Company or ASCP or any partner therein).

                  "Person" shall mean any natural person or any corporation, partnership, trust or other legal entity.

                  "Piggyback Notice" shall have the meaning specified in
Section 6.1 hereof.

                  "Proposed Transferee" shall have the meaning specified in Section 3.5 hereof.

                  "Registration Statement" shall have the meaning specified in Section 6.1.

                  "Related Person" shall mean, with respect to any natural person, (i) such person's spouse or estate or (ii) such person's children or
(iii) any partnership, trust, corporation or other legal entity in which 100% of the beneficial ownership or interest is directly or indirectly held by such person or any other person described in clauses (i) or (ii) of this sentence.

                  "Repurchase Notice" shall have the meaning specified in
Section 5.1 hereof.

                  "Repurchase Option" shall have the meaning specified in
Section 5.1 hereof.

                  "Sale of the Company" shall mean (i) the sale of all, or substantially all, of the Company's consolidated assets in any single transaction or series or related transactions; (ii) the sale of a majority of the outstanding shares of capital stock; or (iii) any merger or consolidation of the Company with or into another corporation unless, after giving effect to such merger or consolidation, the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own voting securities (on a fully-diluted basis) of the surviving or resulting corporation representing a majority of the ordinary voting power to elect directors of the surviving or resulting corporation.

                  "Sale Notice" shall have the meaning specified in
Section 3.5 hereof.
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                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Holder" shall have the meaning specified in Section
3.5 hereof.

                  "Stock" shall mean the Common Stock and the Preferred Stock.

                  "Supplemental Repurchase Notice" shall have the meaning specified in Section 5.1 hereof.

                  "Termination Date" shall have the meaning specified in Section
5.1 hereof.

                  "Third Party Transferee" shall mean any transferee of Individual Shares (other than (i) any Related Person of the transferor, (ii) ASCP or any partner therein or (iii) the Company).

                  "Transfer" shall mean any event constituting a sale, bequest, exchange, distribution, assignment, gift, pledge, hypothecation, foreclosure upon, or creation of any security interest in, lien upon, or other encumbrance with respect to, or other disposition of, any Individual Shares held by any Individual Stockholder, including, without limitation, any transfer by marital property division and any other transfer or disposition of any kind, whether voluntary or involuntary, or by operation of law, affecting record or beneficial ownership in or possession of any Individual Shares held by any Individual Stockholder.


                                    ARTICLE 2

             Contribution of CTB Stock and Issuance of Company Stock

                  SECTION 2.1 General. On the date of, and immediately prior to, the Closing, the Company will deliver the shares of the Parent Investment Stock to the Individual Stockholders identified on Annex I hereto and such Individual Stockholders will deliver to the Company cash and the shares of CTB Stock, in each case in such amounts and number as allocated among such Individual Stockholders in accordance with Annex I.


                                    ARTICLE 3

            Transfer of Individual Shares by Individual Stockholders

                  SECTION 3.1 General. Until the termination of this Agreement in accordance with Section 5.4 hereof, all Individual Shares at any time and from time to time outstanding and held by any Individual Stockholder shall be held subject to the terms,
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conditions and restrictions set forth in this Agreement, the provisions of which shall apply equally to the Individual Stockholders and their respective transferees (other than ASCP, any partner therein or the Company). Each Individual Stockholder, by executing this Agreement or by accepting a stock certificate or other evidence of ownership thereof from the Company, agrees with the Company and the other Individual Stockholders to comply with all terms, conditions and restrictions set forth herein.

                  SECTION 3.2 Restrictions on Transfer of Individual Shares by Individual Stockholders. (a) No Individual Stockholder shall Transfer any Individual Shares except (i) in a transaction permitted by Section 3.3, 3.4 or
3.5 of this Agreement and then only in full compliance with the requirements of
Section 3.6 of this Agreement or (ii) in accordance with Article 4 or 5 of this Agreement.

                  (b) Notwithstanding any other provision of this Agreement, no Transfer of Individual Shares by any Individual Stockholder may be made unless, in the judgment of the Board of Directors, such Transfer is in accordance with the Securities Act and other applicable federal and state securities laws.

                  (c) Any purported Transfer of any Individual Shares by an Individual Stockholder in violation of this Section 3.2 shall be void and shall not be recognized by the Company and the purported transferee shall not be entitled to vote or receive any distributions with respect to such Individual Shares. The Company is authorized to refuse to honor any Transfer of Individual Shares unless and until it is satisfied that such Transfer is in compliance with the provisions of this Agreement.

                  SECTION 3.3 Permitted Transfers of Individual Shares to Related Persons. Subject to Section 3.2(b) hereof, an Individual Stockholder may Transfer any Individual Shares to a Related Person of such Individual Stockholder, so long as (i) at least 10 days prior to effecting such Transfer, such Individual Stockholder delivers written notice to the Company identifying the Related Person (specifying the Related Person's relationship to such Individual Stockholder) and describing in reasonable detail the proposed transfer, (ii) prior to such Transfer, the Related Person proposing to acquire such Individual Shares executes and delivers to the Company a counterpart of this Agreement, and (iii) such Transfer complies with the provisions of Section
3.6 hereof. From and after the settlement date for such Transfer, the transferor Individual Stockholder shall cease to be an Individual Stockholder for purposes of this Agreement with respect to the Individual Shares so transferred, and the transferee Related Person shall be deemed to be an Individual Stockholder for purposes of this Agreement with respect to such Individual Shares.
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                  SECTION 3.4 Permitted Transfers to the Company and ASCP. (a)
Subject to Section 3.2(b) hereof, Individual Shares held by an Individual Stockholder may be Transferred to the Company (i) under the circumstances described in Section 3.5 of this Agreement, (ii) in accordance with the terms of
Article 5 of this Agreement or (iii) in accordance with the terms of a written agreement entered into by such Individual Stockholder and the Company with the approval of a majority of the members of the Board of Directors (acting in their sole discretion).

                  (b) Subject to Section 3.2(b) hereof, an Individual Stockholder may Transfer any Individual Shares to ASCP (or any partner therein) at any time (i) upon mutual agreement of such Individual Stockholder and ASCP (or such partner) or (ii) in accordance with the terms of Article 5 of this Agreement. Individual Shares transferred to ASCP (or any partner therein) shall cease to be Individual Shares for purposes of this Agreement and such transferee shall not be bound by the terms of this Agreement.

                  SECTION 3.5 Permitted Sales to Third Party Transferees. (a) Subject to Section 3.2(b) hereof, an Individual Stockholder may sell any Individual Shares to a Third Party Transferee (i) pursuant to a bona fide offer from such Third Party Transferee, so long as such sale complies with the provisions of this Section 3.5 and Section 3.6, or (ii) pursuant to Article 4 of this Agreement.

                  (b) Subject to paragraph (e) below, after the seventh anniversary of the date of this Agreement, in the event that any Individual Stockholder (a "Selling Holder") proposes to sell any Individual Shares to a Third Party Transferee (other than pursuant to a transfer in accordance with Article 4 hereof), such Selling Holder shall deliver a written notice (a "Sale Notice") to the Company and ASCP at least 30 days prior to making any such sale. The Sale Notice shall specifically identify the proposed transferee(s) (the "Proposed Transferee") and shall describe in reasonable detail such Proposed Transferee and all material terms and conditions of the proposed sale. The Selling Holder agrees not to consummate any such sale until 30 days after the Sale Notice has been delivered to the Company and ASCP. (The last day of such 30-day period is referred to herein as the "Authorization Date").

                  (c) Upon receipt of a Sale Notice from the Selling Holder, the Company may elect to purchase all (but not less than all) the Individual Shares proposed to be sold, upon the same terms and conditions as those set forth in the Sale Notice, by delivering written notice of such election to the Selling Holder within 30 days after receipt of the Sale Notice by the Company; provided, however, that the Company may exercise its purchase option for a portion of the Individual Shares proposed to be sold if conditioned upon the purchase of the remainder of such Individual Shares by ASCP (and/or one or more partners therein)
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pursuant to the next sentence. If the Company does not elect to purchase all the
Individual Shares proposed to be sold, ASCP (together with one or more of the partners therein, to the extent ASCP itself does not fully exercise such right) may elect to purchase (or to designate one or more third parties who are prepared to purchase) all (but not less than all) of the Individual Shares proposed to be sold (or the portion of such Individual Shares which the Company has declined to purchase pursuant to the preceding sentence), upon the same terms and conditions as those set forth in the Sale Notice, by delivering written notice of such election to the Selling Holder within 30 days after the receipt of the Sale Notice by ASCP. If more than one of the partners in ASCP elects to exercise such purchase option with respect to any Individual Shares not purchased by the Company or ASCP, the electing partners shall be entitled to purchase such Individual Shares in such proportion as they may agree between or among themselves. Settlement of the purchase of Individual Shares from a Selling Holder by the Company or ASCP (or partners therein) pursuant to this Section 3.5 shall take place on a date fixed by the Company within 10 days after the Authorization Date.

                  (d) Subject to paragraph (e) of this Section 3.5, if the Company and/or ASCP (or one or more of the partners therein), individually or collectively, do not elect to purchase (or to designate one or more third parties who are prepared to purchase) all the Individual Shares offered pursuant to the Sale Notice, the Selling Holder may sell to the Proposed Transferee all (but not less than all) the shares specified in the Sale Notice at any time during the 30-day period immediately following the Authorization Date in a bona fide transaction at a price and on other terms no more favorable to the Proposed Transferee than those specified in the Sale Notice, so long as (i) the Company and ASCP shall have notified the Selling Holder that such Proposed Transferee is acceptable to the Company and ASCP, respectively, which notifications shall not be unreasonably withheld (provided that, any such proposed transfer to a Proposed Transferee who is already an Individual Stockholder shall be acceptable to the Company and ASCP), and (ii) the provisions of Section 3.6 are complied with. If all such Individual Shares are not sold to the Proposed Transferee within such 30-day period, the sale of such Individual Shares shall thereupon again become subject to compliance with this Section 3.5, and any future sale of such Individual Shares pursuant to this Section 3.5 shall require delivery of a new Sale Notice.

                  (e) Notwithstanding the foregoing provisions of this Section 3.5, each Individual Stockholder acknowledges that such Individual Stockholder shall not be entitled to sell any Individual Shares to a Third Party Transferee pursuant to this Section 3.5 until after the expiration of the 30-day period following such Individual Stockholder's Termination Date.
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                  SECTION 3.6 Settlement. The settlement of any Transfer of
Individual Shares permitted by Section 3.3, 3.4 or 3.5 hereof shall take place at the principal office of the Company at 10:00 A.M. on a date fixed by the Company in accordance with any applicable requirements of such Section. At the time of such settlement, (i) the transferor of such Individual Shares (or the transferor's estate or legal representative, if applicable) shall deliver to the transferee the certificate or certificates representing the Individual Shares to be transferred, endorsed in blank, or accompanied by appropriate stock powers endorsed in blank, together with funds for any required stock transfer tax stamps, (ii) in the case of a Transfer for value, the transferee shall pay the consideration for such Transfer, (iii) the transferor shall represent in writing to the transferee (and to the Company, if the Company is not the transferee) that such Individual Shares are owned of record and beneficially by such transferor, free and clear of all liens, security interests, claims, restrictions and encumbrances of any kind, (iv) if required by the Company, the transferor shall deliver to the Company (x) a written representation from the transferee that such transferee is acquiring such Individual Shares for such transferee's own account, for investment only and not with a view towards the resale or distribution thereof, and/or (y) a satisfactory opinion of counsel which (to the Company's reasonable satisfaction) is experienced in securities law matters to the effect that such Transfer is permitted by the Securities Act and other applicable federal and state securities laws without registration under the Securities Act, and (v) the transferee (if other than the Company, ASCP or any partner therein) shall execute and deliver to the Company a counterpart of this Agreement. Compliance with all applicable provisions of the preceding sentence shall be a condition precedent to the consummation of such Transfer.


                                    ARTICLE 4

                               Sale of the Company

                  SECTION 4.1 Participation in Approved Sale. (a) If the Board of Directors and the holder(s) of a majority of the Company's Common Stock then outstanding approve a Sale of the Company to an independent third party or a Sale of a majority of the Company's Common Stock in an initial public offering (in either such case, an "Approved Sale"), Individual Stockholders ------------- who are holders of Individual Shares will consent to, and raise no objections against, the Approved Sale, and if the Approved Sale is structured as a sale of stock, Individual Stockholders who are holders of Individual Shares will agree to sell all of their shares of Stock and rights or options to acquire shares of Stock on the terms and conditions approved by the Board of Directors and the holder(s) of a majority of the Common Stock then outstanding. The Individual Stockholders will take all necessary and desirable actions in connection with the
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consummation of the Approved Sale of the Company. For purposes of this Section
4.1, an "independent third party" is any person who does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not a Related Person or Affiliate of any such 5% owner of the Company's Common Stock. In addition to the foregoing obligations, Individual Stockholders shall have the right to participate in an Approved Sale pro rata, on the same basis as the other holders of the Company's capital stock.

                  (b) The obligations of the Individual Stockholders under this
Section 4.1 with respect to an Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option; (ii) upon the consummation of the Approved Sale, all of the holders of Preferred Stock will receive the same form and amount of consideration per share of Preferred Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option; and (iii) all holders of rights or options to acquire Individual Shares which have vested prior to or will vest upon the consummation of the Approved Sale will be given either (A) an opportunity to exercise such rights or options prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock or (B) subject to approval by the Board of Directors in its sole and absolute discretion, an opportunity to receive, upon the consummation of the Approved Sale, in exchange for such rights or options, consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock which would have been received by the holders of Common Stock in connection with the Approved Sale if all such rights or options had been exercised prior to the Approved Sale less the exercise price (per share of Common Stock) of such rights or options to acquire Individual Shares by (2) the number of Individual Shares represented by such rights or options.

                  SECTION 4.2 Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Individual Stockholder will, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If any Individual Stockholder appoints the purchaser representative designated by the Company, the Company will pay
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the fees and expenses of such purchaser representative, but if any Individual
Stockholder declines to appoint the purchaser representative selected by the Company, such Individual Stockholder will promptly appoint a purchaser representative acceptable to the Company, and such Individual Stockholder will be responsible for the fees and expenses of the purchaser representative so appointed.


                                    ARTICLE 5

                  Purchase of Individual Shares Upon Termination Date

                  SECTION 5.1 Purchase of Individual Shares Upon Termination of Employment. (a) If the employment with the Company of any Individual Stockholder (other than J. Christopher Chocola or Caryl Chocola, as to whom the "Repurchase Option" defined below shall not apply) (or any officer of the Company who Transferred such officer's Individual Shares to a Related Person who has become an Individual Stockholder) shall terminate for any reason whatsoever, including death, disability, resignation, or termination with or without cause (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option (the "Repurchase Option") to repurchase all, but not less than all, of the Individual Shares held by such Individual Stockholder (and by any Individual Stockholder who acquired such shares as a Related Person from an employee of the Company), at the price and on the other terms specified in Section 5.2. The Company may exercise the Repurchase Option by delivery of written notice (the "Repurchase Notice") to the holder or holders of the Individual Shares within 30 days after the Termination Date. The Repurchase Notice shall set forth the number of the Individual Shares to be acquired from such holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

                  (b) If for any reason the Company does not elect to purchase all of the Individual Shares pursuant to the Repurchase Option, then ASCP (or one or more of the partners therein) shall be entitled to exercise the Company's Repurchase Option in the manner set forth in the preceding paragraph (a) for all, but not less than all, of the Individual Shares (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 15 days after the Termination Date, the Company shall deliver written notice (the "Option Notice") to ASCP setting forth the number of Available Shares and the price for each Available Share. ASCP (or one or more of the partners therein) may elect to purchase all of the Available Shares by delivering written notice to the Company within 10 days after receipt of the Option Notice by ASCP. As soon as practicable, and in any event within 5 days after the expiration of such 10-day period, the Company shall notify the holder(s) of Individual Shares as to the number of Individual Shares being purchased from such holder by ASCP (or
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one or more of the partners therein). If more than one of the partners in ASCP elects to exercise such purchase option with respect to the Individual Shares not purchased by the Company or ASCP, the electing partners shall be entitled to purchase such Individual Shares in such proportion as they may agree between or among themselves.

                  (c) If for any reason neither the Company nor ASCP elects to purchase all of the Individual Shares pursuant to Section 5.1(a) or (b), then J. Christopher Chocola or Caryl Chocola (the "Chocolas") shall be entitled to exercise the Company's Repurchase Option in the manner set forth in the preceding paragraph (a) for all, but not less than all, of the Available Shares. As soon as practicable after the Company has determined that ASCP will not elect to purchase the Available Shares, the Company shall deliver written notice to the Chocolas setting forth the number of Available Shares and the price for each Available Share. The Chocolas may elect to purchase all of the Available Shares by delivering written notice to the Company within 10 days after receipt of such notice from the Company. As soon as practicable, and in any event within 5 days after the expiration of such 10-day period, the Company shall notify the holder(s) of Individual Shares as to the number of Individual Shares being purchased from such holder by the Chocolas.

                  (d) Settlement of the purchase of Individual Shares pursuant to this Section 5.1 will occur at the Company's principal office on a business day to be fixed by the Company within 15 days after the expiration of the 30-day period referred to in paragraph (a) above. At the time of such settlement, (i) the purchaser or purchasers shall pay the purchase price in the manner specified in Section 5.2, (ii) the holders of the Individual Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, endorsed in blank, or accompanied by appropriate stock powers executed in blank, together with funds for any required stock transfer tax stamps, and (iii) the transferor shall represent in writing to the transferee (and to the Company, if the Company is not the transferee) that such Individual Shares are owned of record and beneficially by such transferor, free and clear of all liens, security interests, claims, restrictions and encumbrances of any kind.

                  (e) Each Individual Stockholder acknowledges that the Individual Shares which the Company, ASCP (or any partner therein) or the Chocolas may elect to purchase pursuant to the Repurchase Option include any Individual Shares issued upon exercise of any stock option (regardless of whether such option is exercised before or after the Termination Date).

                  SECTION 5.2 Purchase Price for Individual Shares. The purchase price per share to be paid for any Individual Shares purchased by the Company, ASCP (or any partner therein) and/or the Chocolas shall be equal to (i) if the termination of
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employment giving rise to the Repurchase Option arose out of a termination for
Cause, the cost incurred by the terminated Individual Stockholder (or the officer of the Company who Transferred such Individual Shares to such Individual Stockholder) in connection with the issuance of the Individual Shares being repurchased (it being agreed that in the case of shares acquired upon the exercise of options to purchase Stock, the cost incurred shall be deemed to be the exercise price); and (ii) if the termination of employment giving rise to the Repurchase Option arose for any other reason, the Fair Value Per Share as of the Termination Date. Such purchase price may be paid (a) in the case of a purchase by the Company, at the option of the Company, either in cash or by delivery of a subordinated promissory note having the terms described in the next sentence, or in any combination thereof, with not less than 25% of the purchase price to be paid in cash in any event, or (b) in the case of a purchase by ASCP (or any partner therein) or the Chocolas, in cash. Any subordinated promissory note issued by the Company in payment of all or a portion of such purchase price shall (w) provide that 20% of the principal amount thereof shall payable on each anniversary of the date thereof (until and including the fifth anniversary), (x) bear interest at the rate of 8% per annum, payable semi-annually and (y) be subordinated on terms and conditions satisfactory to any holders of indebtedness for borrowed money of the Company and its subsidiaries.


                                    ARTICLE 6

                               Registration Rights

                  SECTION 6.1 Piggyback Registration. If the Company at any time proposes to file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act on any form for the general registration of securities to be sold for cash (a "Registration Statement") with respect to any shares of Common Stock owned by ASCP (or one or more of the partners therein), it will give written notice (a "Piggyback Notice") to all Individual Stockholders who are holders of shares of Common Stock at least 30 days before the initial filing of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. The notice shall offer to include in such filing such aggregate number of shares of Common Stock held by the Individual Stockholders as the Individual Stockholders may request. Each Individual Stockholder holding shares of Common Stock and desiring to have such shares registered under this Section
6.1 shall advise the Company in writing within 10 days after the date of receipt of such offer from the Company, setting forth the number of such Individual Stockholder's shares of Common Stock for which registration is requested. The Company shall thereupon include in such filing the aggregate number of shares of Common Stock held by the Individual Stockholders for which registration is so requested, subject to the next sentence.

If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the shares of Common Stock held by the Individual Stockholders which have been requested to be included in the Registration Statement concurrently with the Common Stock being registered for ASCP (or the partners therein) would adversely affect the distribution of such securities, then the number of shares of Common Stock which such Individual Stockholder and ASCP shall be permitted to include in the Registration Statement shall be limited to the number of shares of Common Stock held by each such Individual Stockholder and ASCP immediately prior to the filing of the Registration Statement multiplied by a fraction, the numerator of which is the total number of shares of Common Stock held by such Individual Stockholders and ASCP which the managing underwriter shall advise the Company can be included in the Registration Statement without adversely affecting the sale of securities pursuant to the Registration Statement and the denominator of which is the total number of shares of Common Stock held by such Individual Stockholders and ASCP immediately prior to the filing of the Registration Statement. In the event that any Individual Stockholder requests inclusion in a Registration Statement of a number of shares of Common Stock which exceeds the number of shares of Common Stock such holder is entitled to include in such Registration Statement in accordance with the preceding sentence, such holder will take all actions which the Company reasonably requires to withdraw such holder's request to include such excess shares in the Registration Statement. All expenses of such registration shall be borne by the Company.

                  SECTION 6.2 Indemnification. (a) Each Individual Stockholder holding any shares of Common Stock included in any registration pursuant to
Section 6.1, by such participation, agrees to indemnify and hold harmless the Company, its directors and officers, each other Person, if any, who controls the Company within the meaning of the Securities Act, each other Person (including each underwriter) who participated in the offering of such securities and each other Person, if any, who controls such participating Person against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Individual Stockholder specifically for use in any Registration Statement under which such shares of Common Stock were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the foregoing, in no event shall any Individual Stockholder's liability hereunder exceed the net proceeds received by such holder in respect of the sale of Common Stock pursuant to such registration.

                  (b) The Company agrees to indemnify and hold harmless each Individual Stockholder holding any shares of Common Stock included in any registration pursuant to Section 6.1 against any losses, claims, damages or liabilities, joint or several, to which any such Individual Stockholder may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon written information provided to the Company by such Individual Stockholder specifically for use in any Registration Statement under which such shares of Common Stock were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

                  (c) Each Individual Stockholder holding shares of Common Stock included in any registration pursuant to Section 6.1 shall, if requested by the Company, enter into an underwriting agreement or similar agreement containing customary indemnification provisions substantially similar to those in this
Section 6.2.

                  SECTION 6.3 Holdback. Except as expressly permitted by this
Article 6, no holder of Individual Shares may effect any public sale or distribution of any Individual Shares during the period commencing upon the earlier of (i) the receipt of a Piggyback Notice relating to an underwritten offering of shares of Common Stock owned by ASCP (or one or more of the partners therein) or (ii) the filing of a Registration Statement with the Commission relating to an underwritten offering for the account of the Company of any of the Company's equity securities and ending on the earliest of (x) 180 days after receipt of such Piggyback Notice, (y) 90 days after the effective date of the Registration Statement relating to such offering, or (z) the date, if any, on which such Registration Statement is withdrawn, unless the underwriters managing such offering shall otherwise consent thereto, or unless ASCP and its partners are not similarly bound.


                                    ARTICLE 7

                             Legend on Certificates

                  SECTION 7.1 Legend. All certificates representing Individual Shares held by Individual Stockholders shall have endorsed thereon a conspicuous legend as follows:

                       "The shares representing this certificate are subject to
                  the terms and conditions of a certain Individual Stockholders Agreement dated as of January 4, 1996, by and among various individuals signatory thereto and the Company, a copy of which is available at the principal office of the Company. The sale, transfer or other disposition of such shares by the holder thereof is subject to the terms of such Individual Stockholders Agreement, which also provides that under certain circumstances the Company and certain other persons have the right to purchase such shares from the holder thereof."

                       "The shares represented by this certificate have not been
                  registered under the Securities Act of 1933, as amended, or under any state securities laws, and may not be sold or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws or an exemption from registration thereunder."

Each Individual Stockholder consents to the placement of such legend on the certificate or certificates representing the Individual Shares owned by such Individual Stockholder.

                                    ARTICLE 8

                                  Miscellaneous

                  SECTION 8.1 After-Acquired Individual Shares. All of the provisions of this Agreement shall apply to all Individual Shares held by an Individual Stockholder on the date hereof, and all Individual Shares which may at any time be issued by the Company to an Individual Stockholder after the date hereof (including, without limitation, upon exercise of an option or warrant) or which may be acquired by an Individual Stockholder in any other manner (all of which shall be deemed "Individual Shares" hereunder).

                  SECTION 8.2 Other Capital Stock. Each of the Individual Stockholders understands that, in addition to the Common Stock and the Preferred Stock, the Company may, from time to time, have shares of one or more other classes of capital stock outstanding. Any reference to "Common Stock, in Article 6 or elsewhere in this Agreement shall be deemed to refer only to the Common Stock (as defined herein) and shall not be read to include shares of Preferred Stock or any other class of capital stock. Any reference to "Stock" in this Agreement shall be deemed to refer only to the Common Stock and the Preferred Stock (each as defined herein) and shall not be read to include shares of any other class of capital stock.

                  SECTION 8.3 Disclosure of this Agreement. Each of the Individual Stockholders shall ensure that each person or entity that proposes to acquire Individual Shares from such Individual Stockholder is furnished with a copy of this Agreement prior to such acquisition of Individual Shares. The Company shall cause a copy of this Agreement to be attached to, and filed with, the Bylaws of the Company and to be made available for examination at the Company's principal office.

                  SECTION 8.4 Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  SECTION 8.5 Term of Agreement. The rights and obligations of each Individual Stockholder under this Agreement shall become effective on the date hereof and shall terminate upon the earliest to occur of (i) the liquidation and dissolution of the Company and (ii) the twelfth anniversary of the date hereof.

                  SECTION 8.6 Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (except as otherwise expressly provided in Section 3.4(b) hereof); provided, however, that no Individual Stockholder may assign this Agreement or its rights or obligations hereunder except in connection with a permitted Transfer of Individual Shares pursuant to the provisions hereof.

                  SECTION 8.7 Entire Agreement. This Agreement constitutes the complete understanding and agreement among the parties hereto with respect to the subject matter hereof.

                  SECTION 8.8 Amendments. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement executed by the Company and the holders of at least 66 2/3% of the Individual Shares then owned by all Individual Stockholders and consented to by ASCP.

                  SECTION 8.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be given:

                                  (i) if to the Company or to ASCP, to each of
                  them at the following address:

                           c/o American Securities Capital Partners, L.P. 122 East 42nd Street
                           New York, New York 10168
                           Telecopy: (212) 697-5524
                           Attention: Michael G. Fisch

                           (ii) if to an Individual Stockholder, at such
                  Individual Stockholder's address as most recently supplied to the Company and set forth in the Company's records;

or such other address or telecopy number as such party may hereafter specify for the purposes by notice to the other parties hereto. Each such notice, request or other communication shall be deemed to have been duly given when delivered personally or three days after being mailed by certified or registered mail, return receipt requested, postage prepaid, or if given by telex or telecopy, when received by the recipient.

                  SECTION 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

                  SECTION 8.11 Third Party Beneficiary. The Company and the Individual Stockholders acknowledge that ASCP and the partners therein are third-party beneficiaries under this Agreement and will have the right to seek specific performance hereof, as well as all other remedies available at law or in equity.

                  SECTION 8.12 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the portion of such provision not held to be invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                  SECTION 8.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all or which together shall constitute one and the same instrument.

                  SECTION 8.14 Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.


                                                  CTB HOLDINGS, INC.


                                                  By: /s/Michael G. Fisch
                                                      --------------------------
                                                     Title:

                                                   Individual Stockholders:

                                                       /s/J. Christopher Chocola
                                                      --------------------------
                                                   Name:  J. Christopher Chocola

                                                       /s/Caryl Chocola
                                                      --------------------------
                                                   Name:  Caryl Chocola

                                                       /s/John L. Haugh, Jr.
                                                      --------------------------
                                                   Name:  John L. Haugh, Jr.

                                                       /s/Michael J. Kissane
                                                      --------------------------
                                                   Name:  Michael J. Kissane

                                                       /s/Mark A. Lantz
                                                      --------------------------
                                                   Name:  Mark A. Lantz

                                                       /s/Dennis C. Manning
                                                      --------------------------
                                                   Name:  Dennis C. Manning

                                                       /s/Peter M. Smith
                                                      --------------------------
                                                   Name:  Peter M. Smith

                                                       /s/Don J. Steinhilber
                                                      --------------------------
                                                   Name:  Don J. Steinhilber

                                                       /s/Steve E. Bryant
                                                      --------------------------
                                                   Name:  Steve E. Bryant

                                                       /s/Brian Dawes
                                                      --------------------------
                                                   Name:  Brian Dawes

                                                       /s/Mark A. Kleinsmith
                                                      --------------------------
                                                   Name:  Mark A. Kleinsmith

                                                       /s/Roger W. Townsend
                                                      --------------------------
                                                   Name:  Roger W. Townsend

                                                       /s/Richard A. VanPuffelen
                                                      --------------------------
                                                   Name:  Richard A. VanPuffelen

                                                                         Annex I


                      Investment in the Company at Closing




                                                                                              Shares of                 Shares of
                                                                                              ---------                 ---------
                                                                      Shares of               Common                    Preferred
                                                                      ---------               ------                    ---------
Name                                           Cash                   CTB Stock               Stock                     Stock
----                                           ----                   ---------               -----                     -----
J. Christopher Chocola
Caryl Chocola
John L. Haugh, Jr.
Michael J. Kissane
Mark A. Lantz
Dennis C. Manning
Peter M. Smith
Don J. Steinhilber